As filed with the Securities and Exchange Commission on June 17, 2021

Registration No. 333-256737
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

CSI COMPRESSCO LP CSI COMPRESSCO FINANCE INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware Delaware
(State or other jurisdiction of incorporation or organization)

94-3450907 46-5442341
(I.R.S. Employer Identification No.)

24955 INTERSTATE 45 NORTH THE WOODLANDS, TEXAS 77380 (281) 364-2244
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

24955 INTERSTATE 45 NORTH THE WOODLANDS, TEXAS 77380 (281) 364-2244 John E. Jackson Chief Executive Officer
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David P. Oelman Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer     Accelerated filer
Non-accelerated filer     Smaller reporting company
        Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
____________________
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(6)
Primary Offering
Common units representing limited partner interests
Preferred units
Partnership securities
Debt securities(3)
Guarantees(4)
Total Primary			$100,000,000 (2)	$10,910 (5)
(1)    An indeterminate number of common units, preferred units, partnership securities, debt securities and guarantees are being registered hereunder, all of which may be sold on a primary basis. This registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of common units, preferred units or partnership securities as may be issuable with respect to the securities being registered hereunder as a result of unit splits, unit dividends or similar transactions. The common units, preferred units and other partnership securities consist of units representing limited partner interests in CSI Compressco LP. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)    In no event will the aggregate initial offering price of all securities offered in the primary offering from time to time pursuant to the prospectus included as a part of this registration statement exceed $100,000,000. The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.
(3)    Debt securities will be issued by CSI Compressco LP, and CSI Compressco Finance Inc. may act as co-issuer of the debt securities. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the dollar amount of any registered securities previously issued.
(4)    Any debt securities may be guaranteed by any registrants identified in the “Table of Additional Registrant Guarantors,” each of which is a 100% owned, direct or indirect subsidiary of CSI Compressco LP. The guarantees will be issued without additional consideration. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any guarantees of any debt securities registered hereby.
(5)    Calculated in accordance with Rule 457(o) under the Securities Act.
(6)    In connection with the filing of the registrant’s Form S-3, File No. 333-216488, initially filed by the registrant on March 6, 2017 and declared effective on May 31, 2017 (the “Prior Registration Statement”), a registration fee of $23,556.93 was paid. In accordance with Rule 457(p), the registrant is carrying forward a portion of the unused registration fees paid in connection with the Prior Registration Statement to offset the current registration fee due for the securities registered pursuant to this registration statement. Accordingly, as a result of such offset, no filing fee is due in connection with the filing of this registration statement.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS
The following are additional registrants that may guarantee the debt securities registered hereby:

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
CSI Compressco Sub Inc.	Delaware	80-0690953
CSI Compressco Operating LLC	Delaware	94-3450913
CSI Compressco Field Services International LLC	Delaware	35-2309553
CSI Compressco International LLC	Delaware	35-2309554
CSI Compressco Holdings LLC	Delaware	90-0665969
CSI Compressco Leasing LLC	Delaware	32-0244869
CSI Compression Holdings, LLC	Delaware	46-2588899
Rotary Compressor Systems, Inc.	Delaware	75-2820603

(1)    The address for the additional registrant guarantors is 24955 Interstate 45 North, The Woodlands, Texas 77380, and the telephone number for the registrant guarantors is (281) 364-2244. The Primary Industrial Classification Code for the registrant guarantors is 1389.
    3

EXPLANATORY NOTE
The sole purpose of this amendment is to amend the registration statement to include the EDGAR filing codes for the additional registrants previously identified in the registration statement. No other material changes have been made to the registration statement. Accordingly, this amendment consists only of the cover page, this explanatory note and Part II of the registration statement.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The expenses set forth below relate solely to the preparation and filing of this Registration Statement. With the exception of the SEC registration fee, all the amounts shown are estimates.

Registration fee	$10,910(1)
Printing expenses	*
Fees and expenses of legal counsel	*
Accounting fees and expenses	*
Listing fees	*
Miscellaneous	*
Total	$ *
(1)    Fee previously paid.
*    These fees are calculated based on the number of issuances and amount of securities to be offered and, accordingly, cannot be estimated at this time.
Item 15.    Indemnification of Directors and Officers.
CSI Compressco LP
The section of the prospectus entitled “The Partnership Agreement—Indemnification” is incorporated herein by reference and discloses that we will generally indemnify the directors and officers of our general partner to the fullest extent permitted by law against all losses, claims, damages or similar events. Subject to any terms, conditions or restrictions set forth in our partnership agreement, Section 17-108 of the Delaware Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.
The limited liability company agreement of CSI Compressco GP LLC, our general partner, provides for the indemnification of its directors and officers against liabilities they incur in their capacities as such. We may enter into indemnity agreements with each of its current directors and officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our general partner’s limited liability company agreement and to provide additional procedural protections.
Any underwriting agreement entered into in connection with the sale of the securities offered pursuant to this registration statement will provide for indemnification of officers and directors of the general partner, including for liabilities incurred under the Securities Act.
CSI Compressco Finance Inc.
Section 145 of the General Corporation Law of the State of Delaware, among other things, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, if any, as the corporation deems appropriate.
The bylaws of CSI Compressco Finance Inc. provide for indemnification obligations substantially similar to those otherwise provided by Section 145.
Item 16.    Exhibits.
   The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of CSI Compressco LP under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Description
**1.1	Form of Underwriting Agreement.
4.1
Second Amended and Restated Agreement of Limited Partnership of CSI Compressco LP, dated as of August 8, 2016 (incorporated by reference to Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, File No. 001-35195, filed August 8, 2016).

4.2
Amendment No. 1 to the Second Amended And Restated Agreement of Limited Partnership of CSI Compressco, LP, dated November 5, 2018 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on November 8, 2018 (SEC File No. 001-35195)).

4.3
Amendment No. 2 to the Second Amended And Restated Agreement of Limited Partnership of CSI Compressco LP, dated December 24, 2018 (incorporated by reference to the Current Report on Form 8-K filed on December 26, 2018 (SEC File No. 001-35195)).

4.4	Specimen Unit Certificate representing Common Units (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Partnership’s Registration Statement on Form S-1 filed on April 12, 2011).
4.5
Indenture, dated as of August 4, 2014, by and among Compressco Partners, L.P., Compressco Finance Inc., the Guarantors party thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K, File No. 001-35195, filed August 4, 2014).

4.6
Indenture, dated as of March 22, 2018, by and among CSI Compressco LP, CSI Compressco Finance Inc., the Guarantors party thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Partnership’s Form 8-K filed on March 27, 2018 (SEC File No. 001-35195)).

4.7	Form of 7.500% Senior Secured First Lien Note due 2025 (incorporated by reference to Exhibit 4.1 to the Partnership’s Form 8-K filed on March 27, 2018 (SEC File No. 001-35195)).

4.8
First Supplemental Indenture, dated as of June 12, 2020, by and among CSI Compressco LP, CSI Compressco Finance, Inc., the Guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Partnership’s Form 8-K filed on June 12, 2020 (SEC File No. 001-35195)).

4.9
First Lien Supplemental Indenture, dated as of June 12, 2020, by and among CSI Compressco LP, CSI Compressco Finance, Inc., the Guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Partnership’s Form 8-K filed on June 12, 2020 (SEC File No. 001-35195)).

4.10
10.000%/10.750% Senior Secured Second Lien Notes due 2026 Indenture, dated as of June 12, 2020, by and among CSI Compressco LP, CSI Compressco Finance, Inc., the Guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Partnership’s Form 8-K filed on June 12, 2020 (SEC File No. 001-35195).

4.11	Form of 10.000%/10.750% Senior Secured Second Lien Note due 2026 (incorporated by reference to Exhibit 4.4 to the Partnership’s Form 8-K filed on June 12, 2020 (SEC File No. 001-35195)).
4.12	Form of Senior Indenture (incorporated by reference to Exhibit 4.2 to the Partnership’s Registration Statement on Form S-3 (File No. 333-195438) filed on April 23, 2014)
4.13	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.3 to the Partnership’s Registration Statement on Form S-3 (File No. 333-195438) filed on April 23, 2014)
4.14	Form of Senior Debt Securities (included in Exhibit 4.12)
4.15	Form of Subordinated Debt Securities (included in Exhibit 4.13)
*5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
*8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.
*23.1	Consent of Grant Thornton LLP
*23.2	Consent of Ernst & Young LLP.
*23.3	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 8.1).
*24.1	Powers of Attorney (contained on signature pages).
†25.1	Statement of Eligibility and Qualification of the Trustee under the Senior Indenture under the Trust Indenture Act of 1939, as amended, on Form T-1.
†25.2	Statement of Eligibility and Qualification of the Trustee under the Subordinated Indenture under the Trust Indenture Act of 1939, as amended, on Form T-1.

*    Previously filed.
**    To be filed, if necessary, by amendment or as an exhibit to a current report on Form 8-K of the registrant.
†    To be filed under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended.
Item 17.    Undertakings.
(1)    Each of the undersigned registrants hereby undertakes:
(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(b)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(e)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(2)    Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling any of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(4)    Each undersigned registrant hereby undertakes that:
(a)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(b)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on June 17, 2021.

CSI COMPRESSCO LP

By:	CSI Compressco GP LLC,
its general partner

By:	/s/ John E. Jackson
Chief Executive Officer
(Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ *	Chairman of	June 17, 2021
Ted A. Gardner	the Board of Directors

/s/ John E. Jackson	Chief Executive Officer and Director	June 17, 2021
John E. Jackson	(Principal Executive Officer)

/s/ *	Chief Financial Officer and Director	June 17, 2021
Jonathan W. Byers	(Principal Financial Officer)

/s/ *	Vice President – Finance	June 17, 2021
Michael E. Moscoso	(Principal Accounting Officer)

/s/ *	Director	June 17, 2021
Denise G. Essenberg

/s/ *	Director	June 17, 2021
Stephen R. Gill

/s/ *	Director	June 17, 2021
James R. Larson

/s/ *	Director	June 17, 2021
Robert W. Price

* By:    /s/ John E. Jackson
    John E. Jackson
    Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on June 17, 2021.

CSI COMPRESSCO FINANCE INC.

By:	/s/ John E. Jackson
Chief Executive Officer
(Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John E. Jackson	Chief Executive Officer and Director	June 17, 2021
John E. Jackson	(Principal Executive Officer)

/s/ *	Chief Financial Officer	June 17, 2021
Jonathan W. Byers	(Principal Financial Officer)

/s/ *	Vice President – Finance	June 17, 2021
Michael E. Moscoso	(Principal Accounting Officer)

* By:    /s/ John E. Jackson
    John E. Jackson
    Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on June 17, 2021.

CSI COMPRESSCO SUB INC.

By:	/s/ John E. Jackson
Chief Executive Officer
(Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John E. Jackson	Chief Executive Officer and Director	June 17, 2021
John E. Jackson	(Principal Executive Officer)

/s/ *	Chief Financial Officer	June 17, 2021
Jonathan W. Byers	(Principal Financial Officer)

/s/ *	Vice President – Finance	June 17, 2021
Michael E. Moscoso	(Principal Accounting Officer)

* By:    /s/ John E. Jackson
    John E. Jackson
    Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on June 17, 2021.

CSI COMPRESSCO OPERATING LLC

By:	/s/ John E. Jackson
Chief Executive Officer
(Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John E. Jackson	Chief Executive Officer	June 17, 2021
John E. Jackson	(Principal Executive Officer)

June 17, 2021
/s/ *	Chief Financial Officer
Jonathan W. Byers	(Principal Financial Officer)

June 17, 2021
/s/ *	Vice President – Finance
Michael E. Moscoso	(Principal Accounting Officer)
* By:    /s/ John E. Jackson
    John E. Jackson
    Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on June 17, 2021.

CSI COMPRESSCO FIELD SERVICES
INTERNATIONAL LLC
CSI COMPRESSCO INTERNATIONAL LLC
CSI COMPRESSCO HOLDINGS LLC
CSI COMPRESSCO LEASING LLC

By:	CSI COMPRESSCO OPERATING LLC,
its sole member

By:	/s/ John E. Jackson
Chief Executive Officer
(Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John E. Jackson	Chief Executive Officer of CSI Compressco GP LLC, in its capacity as the general partner of CSI Compressco LP, in its capacity as the sole member of CSI Compressco Operating LLC, in its capacity as the sole member of CSI Compressco Field Services International LLC, CSI Compressco International LLC, CSI Compressco Holdings LLC and CSI Comrpessco Leasing LLC	June 17, 2021
John E. Jackson	(Principal Executive Officer)

/s/ *	Chief Financial Officer of CSI Compressco GP LLC, in its capacity as the general partner of CSI Compressco LP, in its capacity as the sole member of CSI Compressco Operating LLC, in its capacity as the sole member of CSI Compressco Field Services International LLC, CSI Compressco International LLC, CSI Compressco Holdings LLC and CSI Comrpessco Leasing LLC	June 17, 2021
Jonathan W. Byers	(Principal Financial Officer)

/s/ *	Vice President – Finance of CSI Compressco GP LLC, in its capacity as the general partner of CSI Compressco LP, in its capacity as the sole member of CSI Compressco Operating LLC, in its capacity as the sole member of CSI Compressco Field Services International LLC, CSI Compressco International LLC, CSI Compressco Holdings LLC and CSI Comrpessco Leasing LLC	June 17, 2021
Michael E. Moscoso	(Principal Accounting Officer)

* By:    /s/ John E. Jackson
    John E. Jackson
    Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on June 17, 2021.

CSI COMPRESSION HOLDINGS LLC

By:	CSI COMPRESSCO SUB INC., its
sole member

By:	/s/ John E. Jackson
Chief Executive Officer
(Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John E. Jackson	Chief Executive Officer of CSI Compressco Sub Inc., in its capacity as sole member of CSI Compression Holdings LLC	June 17, 2021
John E. Jackson	(Principal Executive Officer)

/s/ *	Chief Financial Officer of CSI Compressco Sub Inc., in its capacity as sole member of CSI Compression Holdings LLC	June 17, 2021
Jonathan W. Byers	(Principal Financial Officer)

/s/ *	Vice President – Finance of CSI Compressco Sub Inc., in its capacity as sole member of CSI Compression Holdings LLC	June 17, 2021
Michael E. Moscoso	(Principal Accounting Officer)
* By:    /s/ John E. Jackson
    John E. Jackson
    Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on June 17, 2021.

ROTARY COMPRESSOR SYSTEMS, INC.

By:	/s/ John E. Jackson
Chief Executive Officer
(Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John E. Jackson	Chief Executive Officer and Director	June 17, 2021
John E. Jackson	(Principal Executive Officer)

/s/ *	Chief Financial Officer and Director	June 17, 2021
Jonathan W. Byers	(Principal Financial Officer)

/s/ *	Vice President – Finance	June 17, 2021
Michael E. Moscoso	(Principal Accounting Officer)

* By:    /s/ John E. Jackson
    John E. Jackson
    Attorney-in-Fact